Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of December 3, 2025 (the “Effective Date”), is by and between DevvStream Corp., an Alberta corporation (the “Company”), and EEME Energy SPV I LLC, a Wyoming limited liability company (“Buyer”).

RECITALS

A.       The Company, Southern Energy Renewables, Inc., a Louisiana corporation (“Southern”) and Sierra Merger Sub, Inc., a Delaware corporation and a newly-formed wholly-owned subsidiary of the Company, have executed an Agreement and Plan of Merger dated as of the date hereof (the “Merger Agreement”).

B.         Capitalized terms defined herein shall have the meaning ascribed to them in the Merger Agreement.

C.        Prior to the closing of the transactions contemplated by the Merger Agreement, the Company is migrating to and domesticating as a Delaware corporation in accordance with Section 388 of the DGCL (the “Domestication”) and shall concurrently adopt the Company Closing Organizational Documents.

D.        As contemplated by the Merger Agreement, as of the Effective Date, Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, 128,370 number of Common Shares of the Company (the “PIPE Shares”), for an aggregate equity investment equal to approximately $2,000,000 (the “PIPE Investment”).

E.         In connection with the PIPE Investment, Buyer and the Company will enter into a Registration Rights Agreement in the form attached hereto as Exhibit A, effective as of the Effective Date (the “Registration Rights Agreement”).

F.        The Company and Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

G.         As contemplated by the Merger Agreement, at the closing of the transactions contemplated by the Merger Agreement, at the effective time of the Domestication, by virtue of the Domestication and the adoption of the Company Closing Organizational Documents, and without any action on the part of any Company Shareholders, including Buyer, each then issued and outstanding Pre-Domestication Company Common Share, including the PIPE Shares, will convert automatically, on a one-for-one basis, into one share of Post-Domestication Company Common Shares.

H.         The Post-Domestication Company Common Shares that Buyer receives in exchange for the PIPE Shares in the Domestication are herein referred to as the “New PIPE Shares”.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Buyer (the “Parties”) hereby agree as follows:

1.          PURCHASE AND SALE OF PIPE SHARES.

(a)       Purchase of PIPE Shares. On the Effective Date, upon delivery and execution of this Agreement by both parties hereto, the Company shall issue and sell to Buyer, and Buyer shall purchase from the Company 128,370 number of PIPE Shares.

(b)        Closing. The closing (the “Closing”) of the purchase of the PIPE Shares by the Buyer shall take place by electronic exchange of executed documents.

(c)       Purchase Price. The aggregate purchase price for the PIPE Shares to be purchased by Buyer (the “Purchase Price”) shall be approximately Two Million Dollars ($2,000,000).

(d)       Form of Payment. On the Effective Date, (i) Buyer shall pay the Purchase Price to the Company by wire transfer of immediately available funds to such account as designated by the Company, and (ii) the Company shall deliver or cause to be delivered to Buyer notification(s) produced by the direct registration system maintained by the Transfer Agent (as defined herein) (“DRS Advice”) evidencing ownership of the PIPE Shares and registered in the name of Buyer or its nominee designated by the Buyer.

2.          BUYER’S REPRESENTATIONS AND WARRANTIES.

Buyer represents and warrants to the Company that, as of the Effective Date:

(a)        Organization; Authority. Buyer is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.

(b)       No Public Sale or Distribution. Buyer is acquiring the PIPE Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities Laws, except pursuant to sales registered or exempted under the Securities Act; provided, however, by making the representations herein, Buyer does not agree, or make any representation or warranty, to hold any of the PIPE Shares for any minimum or other specific term and reserves the right to dispose of the PIPE Shares at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act. Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the PIPE Shares in violation of applicable securities Laws. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity or any department or agency thereof.

(c)         Accredited Buyer Status. Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(d)        Reliance on Exemptions. Buyer understands that the PIPE Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying in part upon the truth and accuracy of, and Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the PIPE Shares.

(e)         Information. Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the PIPE Shares that have been requested by Buyer. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by Buyer or its advisors, if any, or its representatives shall modify, amend or affect Buyer’s right to rely on the Company’s representations and warranties contained herein. Buyer understands that its investment in the PIPE Shares involves a high degree of risk. Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the PIPE Shares.

(f)        No Governmental Review. Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the PIPE Shares or the fairness or suitability of the investment in the PIPE Shares nor have such authorities passed upon or endorsed the merits of the offering of the PIPE Shares.

(g)        Transfer or Resale. Buyer understands that: (i) the PIPE Shares have not been and are not being registered under the Securities Act or any state securities Laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) Buyer shall have delivered to the Company (if requested by the Company) an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) Buyer provides the Company with reasonable assurance that such securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the PIPE Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the PIPE Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC promulgated thereunder; and (iii) except as provided herein or in the Registration Rights Agreement, neither the Company nor any other Person is under any obligation to register the PIPE Shares under the Securities Act or any state securities Laws or to comply with the terms and conditions of any exemption thereunder. Buye further acknowledges that the PIPE Shares are subject to the transfer limitations contained in the Company Support & Lock-Up Agreement. Notwithstanding the foregoing, the PIPE Shares may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the PIPE Shares and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the PIPE Shares hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or the Merger Agreement, including, without limitation, this Section 2(g).

(h)       Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Buyer and shall constitute the legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, liquidation or other Laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(i)        No Conflicts. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of Buyer, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Buyer is a party, or (iii) result in a violation of any Law (including U.S. federal and state securities Laws) applicable to Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Buyer to perform its obligations hereunder.

(j)          Residency. Buyer is a resident of that jurisdiction specified below its address on the signature page of Buyer attached hereto.

(k)        Independent Evaluation. Buyer confirms and agrees that (i) it has independently evaluated the merits of its decision to purchase the PIPE Shares, (ii) it has not relied on the advice of, or any representations by any placement agent or any Affiliate thereof or any of their respective representatives in making such decision.

(l)       Acknowledgement of Risk. Buyer acknowledges and understands that its investment in the PIPE Shares involves a significant degree of risk, including, without limitation, (i) the Company remains an early stage business with limited operating history and requires substantial funds in addition to the proceeds from the sale of the PIPE Shares; (ii) an investment in the Company is speculative, and only purchasers who can afford the loss of their entire investment should consider investing in the Company and the PIPE Shares; (iii) Buyer may not be able to liquidate its investment; (iv) transferability of the PIPE Shares is limited; (v) in the event of a disposition of the PIPE Shares, Buyer could sustain the loss of its entire investment; and (vi) the Company has not paid any dividends on its Common Shares since inception and does not anticipate the payment of dividends in the foreseeable future.

3.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to Buyer that, as of the Effective Date and as of the Effective Time (except as to any representations and warranties that specifically relate to an earlier date):

(a)       The Company is a corporation duly organized, validly existing and in good standing under the Laws of the Province of Alberta, and has the requisite corporate power and capacity to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company’s subsidiaries is duly incorporated or organized, as the case may be, and validly existing and in good standing (to the extent such concept exists in such subsidiary’s home jurisdiction) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority to carry on its business as now conducted and to own or lease its properties

(b)       The PIPE Shares have been duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and non-assessable.

(c)       This Agreement has been duly authorized, validly executed and delivered by the Company and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other Laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity. Upon its execution by the Company and the other parties thereto and assuming that it constitutes legal, valid and binding agreements of the other parties thereto, the Registration Rights Agreement will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other Laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity. The Company has all requisite power and authority to enter into this Agreement and the Registration Rights Agreement and to carry out and perform its obligations under the terms of this Agreement and the Registration Rights Agreement, including the issuance and sale of the PIPE Shares. Except for the Requisite Company Shareholder Approval, all action on the part of the Company, its officers, directors and shareholders necessary for the authorization of the PIPE Shares, the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the issuance and sale of the PIPE Shares, has been taken.

(d)       A copy of each form, report, statement, schedule, proxy and other document filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) and the securities regulatory authorities in each of the provinces of Alberta, British Columbia and Ontario (collectively, the “Canadian Securities Regulatory Authorities”) on or prior to the Effective Date (collectively, the “SEC Reports”) is available to Buyer (including via the SEC’s EDGAR system and the System for Electronic Document Analysis and Retrieval + of the Canadian Securities Administrators (“SEDAR+”)). As of their respective filing dates, all SEC Reports complied in all material respects with the requirements of the Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder and Canadian securities Laws applicable to the SEC Reports. None of the SEC Reports filed under the Exchange Act or applicable Canadian securities Laws (except to the extent that information contained in any SEC Report has been superseded by a later timely filed SEC Report) contained, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports, as applicable, comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC and applicable Canadian securities Laws with respect thereto as in effect at the time of filing, or, if amended, as of the date of such amendment, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods presented, subject to (i) in the case of unaudited statements, to normal, year-end audit adjustments, and such consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP), and (ii) changes to historical accounting policies of the Company in connection with any order, directive, guideline, comment or recommendation from the SEC or the Canadian Securities Regulatory Authorities that is applicable to the Company. The company has not filed any confidential material change report (which at the date of this Agreement remains confidential) with any Canadian Securities Regulatory Authority. There are no outstanding or unresolved comments in comment letters from the staff of the SEC or the Canadian Securities Regulatory Authorities with respect to any of the SEC Reports. For the avoidance of doubt, any restatement of the financial statements of the Company and any amendments to previously filed SEC Reports or delays in filing SEC Reports, in connection with any guidance from the SEC or the Canadian Securities Regulatory Authorities following the date of this Agreement, shall not be deemed to constitute a breach of this Section 3(d). Additionally, for avoidance of doubt, any amendment or modification of any SEC Report (or any agreement filed as an exhibit to any SEC Report) from its initial filing date in a subsequent filing shall not be deemed to constitute a breach of this Section 3(d).

(e)       As of the date hereof, the Company is authorized to issue an unlimited number of Pre-Domestication Company Common Shares, of which 3,841,642 are issued and outstanding as at the date hereof and an unlimited number of shares of preferred stock, issuable in series, of which none are issued and outstanding as of the date hereof. All outstanding Company Shares are, or when issued in connection with the Domestication, shall be duly authorized, are fully paid and non‑assessable and are not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, or any Contract to which the Company is a party or by which it or its securities are bound. The Company does not hold any shares or other equity interests of the Company in its treasury. None of the outstanding Company Securities have been, and after the Domestication, will be issued in violation of any applicable securities Law. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the Company, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Merger Agreement. Except as set forth in the SEC Reports or as set forth in Section 6.5 of the Company Disclosure Schedules (true, accurate, and complete copies of which have been delivered to the Buyer) and the other agreements and arrangements referred to therein, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any equity interests in or securities of the Company, or securities convertible into or exchangeable or exercisable for such equity interests or securities.

(f)        The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Company, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any Law (including U.S. federal and state securities Laws) applicable to the Company, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.

(g)        Except as disclosed in the Company Financial Statements, the Company has not declared or paid any distribution or dividend in respect of its equity interests and has not repurchased, redeemed or otherwise acquired any equity interests of the Company, and the Company Board has not authorized any of the foregoing.

(h)        As of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the SEC, respectively, to prohibit the listing of the PIPE Shares or the New PIPE Shares, or the registration of the PIPE Shares or the New PIPE Shares under the Exchange Act.

(i)         Assuming the accuracy of Buyer’s representations and warranties set forth in Section 2, no registration under the Securities Act is required for the sale and issuance of the PIPE Shares. The sale and issuance of the PIPE Shares is not a distribution from Alberta (or elsewhere in Canada) for purposes of the applicable Canadian securities Laws and will not be subject to any resale restrictions in Canada. The PIPE Shares (i) were not offered to Buyer by any form of general solicitation or general advertising and (ii) are not being offered to Buyer in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state or other applicable securities Laws.

(j)         At the closing of the Merger, the PIPE Shares will be exchanged for the New PIPE Shares pursuant to the terms of the Merger Agreement in an offering registered under the Securities Act.

(k)       Neither the Company nor any of its subsidiaries is in violation of, or has received any notices of violations with respect to, any laws, statutes, ordinances, rules or regulations of any governmental body, court or government agency or instrumentality, except for violations which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have all required licenses, permits, certificates and other authorizations (collectively, “Governmental Authority”) from such federal, state, local, or foreign government or governmental agency, department or body that are currently necessary for the operation of the business of the Company and its subsidiaries as currently conducted, except where the failure to possess currently such Governmental Authorizations has not had and is not reasonably expected to have a Material Adverse Effect. Neither the Company nor any subsidiary has received any written (or, to the Company’s knowledge, oral) notice regarding any revocation or material modification of any such Governmental Authorization, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, has or would reasonably be expected to result in a Material Adverse Effect

(l)       The Company and its subsidiaries own, or have rights to use, all material Intellectual Property, except where any failure to own, possess or acquire such Intellectual Property has not had, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Intellectual Property of the Company and its subsidiaries has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part. To the Company’s knowledge: (i) there are no third parties who have rights to any Intellectual Property, including no liens, security interests, or other encumbrances; and (ii) there is no infringement by third parties of any Intellectual Property, except, in each case, which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(m)      The Company and its subsidiaries are in compliance with all applicable federal, state, local and foreign laws, rules and regulations regarding employment, except for any failures to comply that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.  There is no labor dispute, strike or work stoppage against the Company or its subsidiaries pending or, to the knowledge of the Company, threatened which may interfere with the business activities of the Company, except where such dispute, strike or work stoppage is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

(n)        The Company and its subsidiaries have filed all federal, state and foreign income Tax Returns and other Tax Returns required to have been filed under applicable law (or extensions have been duly obtained) and have paid all Taxes required to have been paid by them, except for those which are being contested in good faith and except where failure to file such Tax Returns or pay such Taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No assessment in connection with United States federal tax returns has been made against the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. No audits, examinations, or other proceedings with respect to any material amounts of Taxes of the Company and its subsidiaries are presently in progress or have been asserted or proposed in writing without subsequently being paid, settled or withdrawn.

(o)       Each of the Company and its subsidiaries has good and marketable title to all personal property owned by it that is material to the business of the Company, free and clear of all liens, encumbrances and defects except such as do not materially and adversely affect the value of such property and do not materially and adversely interfere with the use made and proposed to be made of such property by the Company or its subsidiaries, as the case may be.  Any real property and buildings held under lease by the Company or its subsidiaries is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or its subsidiaries, as the case may be.  The Company does not own any real property.

(p)        The issued and outstanding Common Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Market under the symbol DEVS. Except as set forth in the Company Disclosure Schedule, the Company is in compliance with all listing requirements of each Trading Market applicable to the Company. Except as set forth in the Company Disclosure Schedules, as of the date of this Agreement, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by any Trading Market, the SEC or any other securities regulator to prohibit or terminate the listing of the Common Shares on any Trading Market or to deregister the Common Shares under the Exchange Act. The Company has taken no action as of the date of this Agreement that is designed to terminate the registration of the Common Shares under the Exchange Act. The Common Shares are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation.

(q)       Since November 6, 2024, the Company has been and is in compliance in all material respects with the applicable provisions of SOX and the applicable listing and corporate governance rules and regulations of the Nasdaq. Neither the Company nor any Company Subsidiary has outstanding, or has arranged any outstanding, “extension of credit” to any director or executive officer within the meaning of Section 402 of SOX. With respect to each annual report on Form 10-K and each quarterly report on Form 10-Q included in the Company SEC Documents, the “principal executive officer” and “principal financial officer” of the Company (as such terms are defined under SOX) have made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the SOX.

(r)         The Company has not taken, nor will it take, directly or indirectly, any action designed to stabilize or manipulate the price of the Company Shares to facilitate the sale or resale of the PIPE Shares.

(s)       The Company is not, and immediately after receipt of payment for the PIPE Shares will not be, an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended.

(t)       Neither the Company nor any of its (i) predecessors, (ii) Affiliates, (iii) directors, (iv) executive officers, (v) non-executive officers participating in the placement contemplated by this Agreement, (vi) beneficial owners of 20% or more of its outstanding voting equity securities (calculated on the basis of voting power), (vii) promoters or (viii) investment managers (including any of such investment managers’ directors, executive officers or officers participating in the placement contemplated by this Agreement) or general partners or managing members of such investment managers (including any of such general partners’ or managing members’ directors, executive officers or officers participating in the placement contemplated by this Agreement) is subject to the disqualification provisions of Rule 506(d)(1)(i-viii) of Regulation D under the Securities Act.

(u)        Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor any of its respective properties, assets or revenues has any right of immunity under Alberta, New York or United States law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Alberta, New York or United States federal court, from service of process, attachment upon or prior judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 7(g) of this Agreement.

(v)       The Company has the power to submit, and pursuant to Section 7(e) of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and Delaware state court located (each, a “Delaware Court”) and the Company has the power to designate, appoint and authorize, and pursuant to Section 7(e) of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or the PIPE Shares in any Delaware Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 7(e) hereof.

(w)       Any final judgment for a fixed or readily calculable sum of money rendered by a Delaware Court having jurisdiction under its own domestic laws and recognized by Alberta courts as having jurisdiction (according to Alberta conflicts of laws principles and rules of Alberta private international law at the time when proceedings were initiated) to give such final judgment in respect of any suit, action or proceeding against the Company based upon this Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein would be declared enforceable against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of Alberta. Except as disclosed in the SEC Reports, the Company is presently not under any obligation, and has not granted any rights, to register under the Securities Act any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued, other than such rights and obligations that have expired or been satisfied or waived. COVENANTS.

(a)        Form D and Blue Sky. The Company shall file a Form D with respect to the PIPE Shares as required under Regulation D and provide a copy thereof to Buyer promptly after such filing. The Company shall, on or before the Effective Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the PIPE Shares for sale to the Buyer at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” Laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyer on or prior to the Effective Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the PIPE Shares required under all applicable securities Laws (including, without limitation, all applicable federal, state “Blue Sky”, and provincial securities Laws), and the Company shall comply with all applicable foreign, federal, state and local Laws, statutes, rules, regulations and the like relating to the offering and sale of the PIPE Shares to the Buyer.

(b)        Reporting Status. Until the date on which the Buyer shall have sold all of the PIPE Shares (the “Reporting Period”), the Company shall use its commercially reasonable efforts to timely file all reports required to be filed with the SEC pursuant to the Exchange Act and, if applicable, all filings required to be filed with appliable Canadian securities regulatory authorities under Canadian securities Laws, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act and, if applicable, shall not cease to maintain its status as a reporting issuer under Canadian securities Laws, even if the Exchange Act or the rules and regulations thereunder and applicable Canadian securities Laws would no longer require or otherwise permit such termination or cessation.

(c)        Financial Information. During the Reporting Period, the Company agrees to send the following to Buyer (i) unless the following are filed with the SEC through EDGAR and the Canadian Securities Administrators through SEDAR+ and are available to the public through the EDGAR system and SEDAR+, within one (1) Business Day after the filing thereof with the SEC and the Canadian Securities Administrators, a copy of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the Securities Act, (ii) unless the following are either filed with the SEC through EDGAR and with the Canadian Securities Administrators through SEDAR+ or are otherwise widely disseminated via a recognized news release service (such as PR Newswire), on the same day as the release thereof, e-mail copies of all press releases issued by the Company or any of its Subsidiaries and (iii) unless the following are filed with the SEC through EDGAR and with the Canadian Securities Administrators through SEDAR+, copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

(d)        Listing. The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the PIPE Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Shares are then listed or designated for quotation (as the case may be) (subject to official notice of issuance) and shall maintain such listing or designation for quotation (as the case may be) of all New PIPE Shares when issued on such national securities exchange or automated quotation system. The Company shall maintain the Common Shares’ listing or authorization for quotation (as the case may be) on The New York Stock Exchange, the NYSE American, the Nasdaq Stock Market, the Nasdaq Global Market or the Nasdaq Global Select Market (each, an “Eligible Market”). The Company shall not take or fail to take any action which, if taken or failed to be taken, could be reasonably expected to result in the delisting or suspension of the Common Shares on an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(d).

(e)        General Solicitation. None of the Company, any of its Affiliates or any person acting on behalf of the Company or such Affiliate will solicit any offer to buy or offer or sell the PIPE Shares by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(f)         Integration. None of the Company, any of its Affiliates, or any person acting on behalf of the Company or such Affiliate will sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which will be integrated with the sale of the PIPE Shares in a manner which would require the registration or prospectus qualification of the PIPE Shares under the Securities Act or other applicable securities Laws or require stockholder approval under applicable securities Laws (including the rules and regulations of an Eligible Market) and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act or the rules and regulations of an Eligible Market, with respect to the issuance of securities contemplated hereby.

(g)       Use of Proceeds. At the Closing, up to $350,000 of the net proceeds of the PIPE Investment will be used to satisfy Southern’s expenses related to the transactions contemplated by the Merger Agreement, with the remaining proceeds to be used by the Company for general corporate purposes as further contemplated by Section 4(h) below.

(h)        Cooperation. From and after the Effective Date until the earlier of the closing of the transactions contemplated by the Merger Agreement or the termination of the Merger Agreement in accordance with its terms, each party agrees to cooperate and consult with each other and their respective officers, employees, attorneys, accountants and other agents, with regard to the development of their respective businesses. Without limiting the foregoing, each party will provide the other, during such period, estimated budgets that address their proposed expenditures of capital. Buyer acknowledges that the Company will use the net proceeds of the PIPE Investment, other than the $350,000 contemplated by Section 4(g) to pay its ordinary course costs, including transactions costs related to the Merger Agreement, and that such funds will likely be exhausted by April, 2025.

(i)         Further Assurances. Each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other reasonable acts and things in good faith as may be necessary to effectuate the intents and purposes of this Agreement, subject to the terms and conditions of this Agreement and compliance with applicable law, including taking reasonable action to facilitate the filing of any document or the taking of reasonable action to assist the other parties hereto in complying with the terms of this Agreement.

(j)       Disclosure of Transactions. The Company shall, by 9:00 a.m., New York City time, by the fourth (4th) Business Day immediately following the date of this Agreement, issue a press release and/or file with the SEC a Report on Form 8-K (including, if applicable, all exhibits thereto, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and, if the Disclosure Document is a Report on Form 8-K, attaching the Transaction Agreements as exhibits to such Disclosure Document. Notwithstanding anything in this Agreement to the contrary, the Company shall not publicly disclose the name of the Buyer or any of its Affiliates or advisors (other than Southern), or include the name of the Buyer or any of its Affiliates (other than Southern) or advisors in any press release or filing with the SEC (other than any registration statement contemplated by the Registration Rights Agreement) or any regulatory agency, without the prior written consent of the Buyer, except (i) as required by the federal securities law in connection with any registration statement contemplated by the Registration Rights Agreement, or (ii) to the extent such disclosure is required by Law, at the request of the staff of the SEC or regulatory agency or under the regulations of the Nasdaq Stock Market LLC.

(k)      Tax Indemnity. The Company will indemnify and hold harmless the Buyer against any Transfer Taxes (including any interest and penalties) payable in Canada by the Buyer in connection with (a) the sale and delivery of the PIPE Shares to or for the account of the Buyer in the manner contemplated by this Agreement and (ii) the issuance and delivery of the New PIPE Shares by the Company in connection with the Domestication.

(l)        Fees and Commissions. The Company shall be solely responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions relating to or arising out of the transactions contemplated hereby.

(m)      No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Buyer under the Transaction Agreements.

(n)         Indemnification.

(i)          The Company agrees to indemnify and hold harmless the Buyer and its Affiliates, and their respective directors, officers, trustees, members, managers, employees, investment advisors and agents (collectively, the “Indemnified Persons”), from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Agreements, and will reimburse any such person for all such amounts as they are incurred by such person solely to the extent such amounts have been finally judicially determined not to have resulted from such person’s fraud or willful misconduct.

(ii)          Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the indemnified party in respect of such claim or litigation in favor of, and (iii) does not include any admission of fault, culpability, wrongdoing, or wrongdoing or malfeasance by or on behalf of, the indemnified party. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.

(o)         Registration Rights Agreement. The parties hereto shall enter into the Registration Rights Agreement as of the Effective Date.

5.           REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a)         Transfer Agent Instructions. The Company represents and warrants that no instruction other than stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to its transfer agent and any subsequent transfer agent (as applicable, the “Transfer Agent”) with respect to the PIPE Shares, and that the PIPE Shares shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement, the Company Support & Lock-Up Agreement and the Registration Rights Agreement. If a Buyer effects a sale, assignment or transfer of the PIPE Shares in accordance with Section 2(g) and the Company Support & Lock-Up Agreement, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or DRS Advices or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”) in such name and in such denominations as specified by Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves PIPE Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144, the transfer agent shall issue such shares to Buyer, assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 5(c) below.

(b)         Legends. Buyer understands that the PIPE Shares have been issued pursuant to an exemption from registration or qualification under the Securities Act and applicable state securities Laws, and except as set forth below, the PIPE Shares shall bear any legend as required by the “blue sky” Laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such PIPE Shares):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(c)       Removal of Legends. Certificates or DRS Advice(s) evidencing PIPE Shares shall not be required to contain the legend set forth in Section 5(b) above or any other legend (i) while a registration statement covering the resale of such Securities is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an Affiliate of the Company), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 (provided that a Buyer provides the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of Buyer’s counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that Buyer provides the Company with an opinion of counsel to Buyer, in a generally acceptable form, to the effect that such sale, assignment or transfer of the PIPE Shares may be made without registration under the applicable requirements of the Securities Act or (v) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than five (5) Business Days (or such earlier date as required pursuant to the Exchange Act or other applicable law, rule or regulation for the settlement of a trade initiated on the date Buyer tenders or delivers such legended certificate or DRS Advice representing such Securities to the Company) following the tender or delivery by a Buyer to the Company or the transfer agent (with notice to the Company) of a legended certificate or DRS Advice representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from Buyer as may be required above in this Section 5(c), as directed by Buyer, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program (“FAST”) and such Securities are PIPE Shares, credit the aggregate number of PIPE Shares to which Buyer shall be entitled to Buyer’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in FAST, issue and deliver (via reputable overnight courier) to Buyer, a certificate or DRS Advice representing such Securities that is free from all restrictive and other legends, registered in the name of Buyer or its nominee designated by the Buyer. The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith.

6.           Prohibitions on Transfer; Retraction; Dividends, etc.

(a)       No Inconsistent Agreements. Buyer hereby covenants and agrees that, except for this Agreement, the Company Support & Lock-Up Agreement or as required pursuant to the Merger Agreement, Buyer (a) has not entered into, and shall not enter into at any time prior to the Expiration Time, any voting agreement or voting trust with respect to the Covered Shares, (b) has not granted, and shall not grant at any time prior to the Effective Time, a proxy (except pursuant to the Company Support & Lock-Up Agreement or pursuant to any proxy in form and substance reasonably satisfactory to the Company delivered to the Company, directing that the Covered Shares be voted in accordance with the Company Support & Lock-Up Agreement), consent or power of attorney (other than in a letter of transmittal to be used in the Domestication) with respect to the Covered Shares and (c) has not taken and shall not knowingly take any action that would make any representation or warranty of Buyer contained herein untrue or incorrect or have the effect of preventing or disabling Buyer from performing any of its covenants or obligations under this Agreement; provided, however, that this Section 6(a) shall not preclude Buyer from Transferring Covered Shares pursuant to a Permitted Transfer as provided in the Company Support & Lock-Up Agreement).

(b)      Prohibition on Transfers. Buyer agrees that, from the date hereof until the Expiration Time, Buyer shall not (i) Transfer or permit the Transfer of the Covered Shares, Beneficial Ownership thereof or any other interest therein unless such Transfer is a Permitted Transfer effected in accordance with the terms of this Agreement and the Company Support & Lock-Up Agreement; (ii) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or would reasonably be expected to violate or conflict, or result in or give rise to a violation of, Buyer’s representations, warranties, covenants and obligations under this Agreement; or (iii) take any action that would restrict or otherwise adversely affect the Buyer’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement. Any Transfer in violation of this provision shall be void ab initio. Until the Expiration Time, Buyer (A) shall not request that the Company register the transfer (book-entry or otherwise) of any of the Covered Shares or any certificate or DRS Advice in respect thereof and (B) hereby consents to the entry of stop transfer instructions by the Company with respect to any transfer of the Covered Shares, unless, in each case, such transfer is a Permitted Transfer effected in accordance with the terms of this Agreement and the Company Support & Lock-Up Agreement. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall require any action, or restrict Buyer, with respect to any Covered Shares subject to a pledge in connection with a bona fide margin account or other loan or financing arrangement secured by the Covered Shares and such pledge shall not be deemed to be a transfer, sale or assignment of the Covered Shares hereunder, and Buyer shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or the Merger Agreement. This Section 6(b) shall in no way limit Section 2(g).

(c)        Dividends, Distributions, Etc. In the event of any change in the shares of the Company by reason of any reclassification, recapitalization, reorganization, share split (including a reverse share split) or subdivision or combination, exchange or readjustment of shares, or any dividend or distribution, merger or other similar change in capitalization, the term “Covered Shares” shall be deemed to refer to and include such shares as well as all such dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

(d)       Notice of Acquisitions. Buyer agrees to notify the Company as promptly as reasonably practicable of the number of any additional shares of the Company or other securities convertible into or exercisable or exchangeable for shares of the Company of which Buyer acquires Beneficial Ownership on or after the date hereof and prior to the Expiration Time.

(e)         For purposes of this Section 6, the following terms shall have the definitions set forth below:

(i)         “Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act. The terms “Beneficially Own,” “Beneficially Owned” and “Beneficial Owner” shall each have a correlative meaning.

(ii)        “Covered Shares” means, with respect to Buyer, the PIPE Shares, together with any shares of the Company or securities convertible into or exercisable or exchangeable for shares of the Company (including, for the avoidance of doubts, any options, restricted stock units and warrants of the Company), in each case, that Buyer has or acquires Beneficial Ownership of on or after the date hereof until the Expiration Time and over which Buyer has voting power.

(iii)          “Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement). The term “Encumber” shall have a correlative meaning.

(iv)         “Expiration Time” means the earliest to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be terminated in accordance with its terms.

(v)         “Permitted Transfer” means a Transfer of Covered Shares by Buyer (a) to its officers or directors or controlling shareholders or to any affiliate or family member thereof or its officers or directors or controlling shareholders; or (b) with the prior written consent of the Company, such consent not to be unreasonably withheld, in each case as provided in the Company Support & Lock-Up Agreement; provided, however, that all such permitted transferees must enter into a written agreement with the parties hereto agreeing to be bound by the terms of this Agreement as if a party hereto and if such written agreement is not executed and delivered to the Company, such Transfer shall not be a Permitted Transfer hereunder.

(vi)        “Transfer” means, directly or indirectly, to sell, transfer, gift, assign, pledge, Encumber, hypothecate, hedge or similarly dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, gift, assignment, pledge, Encumbrance, hypothecation, hedge or similar disposition of (including by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

7.           MISCELLANEOUS.

(a)           Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (a) in person, (b) by electronic means (including e-mail) so long as the sender has not received machine-generated notice of unsuccessful transmission other than as a result of actions taken by or on behalf of the recipient, (c) one (1) Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (d) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to Buyer: EEME Energy SPV I LLL 30 N Gould St. Ste R Sheridan Wyoming 82801 Attn: Majique Ladnier ml@glspv.com with a copy (which will not constitute notice) to:
Paul Hastings LLP
200 Park Avenue
New York, New York 10166
Attention: Gil Savir
Email: gilsavir@paulhastings.com

and with a copy (which will not constitute notice) to:

Stikeman Elliott LLP
5300 Commerce Court West
199 Bay Street
Toronto, Ontario, M5L 1B9
Canada

Attention: John Ciardullo; J.R. Laffin
Email: jciardullo@stikeman.com;
jrlaffin@stikeman.com

If to the Company: DevvStream Corp. 2108 N. St. Suite 4254 Sacramento, California 95816
with a copy (which will not constitute notice) to:
Morrison & Foerster LLP
12531 High Bluff Drive
San Diego, CA 92130
Attention: Shai Kalansky
Email: skalansky@mofo.com
and with a copy (which will not constitute notice) to:

McMillan LLP
Royal Centre, Suite 1500
1055 West Georgia Street, PO Box 11117
Vancouver, British Columbia
Canada V6E 4N7
Attention: Mark Neighbor
Email: mark.neighbor@mcmillan.ca

and with a copy (which will not constitute notice) to:

Shumaker, Loop & Kendrick, LLP
101 East Kennedy Boulevard, Suite 2800
Tampa FL 33602
Attention: Julio C. Esquivel
jesquivel@shumaker.com

             (b)           Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the Parties, and any assignment without such consent shall be null and void; provided, that the no such assignment shall relieve the assigning Party of its obligations hereunder.

(c)           No Survival. None of the representations, warranties, covenants or agreements set forth herein or in any certificate or instrument delivered by or on behalf of any Party pursuant to this Agreement including any rights arising out of any breach of such representations, warranties, covenants or agreements, shall survive the Expiration Time (and there shall be no Liability after the Expiration Time in respect thereof), in each case, except for those covenants and agreements that by their terms apply or are to be performed, in each case, in whole or in part after the Closing (which such covenants shall survive the Closing and continue until fully performed in accordance with their terms).

(d)           Third Parties. Unless otherwise specified, nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party or thereto or a successor or permitted assign of such a Party.

(e)           Governing Law; Jurisdiction. The Law of the State of Delaware shall govern (a) all claims or matters related to or arising from this Agreement (including any tort or non-contractual claims), and (b) any questions, disputes or other matters in connection with the constrution, interpretation, validity and enforceability hereof, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice-of-law or conflict-of-law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. Each of the Parties submits to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware or if such court declines jurisdiction, then to the Federal District Court for the District of Delaware, in any Proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the Proceeding shall be heard and determined in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement in any other courts. The Company agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 7(e) or at such other address of which the other party shall have been notified pursuant thereto, provided that the Company has irrevocably appointed The Corporation Trust Company which currently maintains an office at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the Chancery Court of the State of Delaware or if such court declines jurisdiction, then to the Federal District Court for the District of Delaware.

(f)           Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS AGREEMENT. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(g)           Remedies; Specific Performance. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The failure on the part of any Party to exercise, and no delay in exercising, any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power, or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages would be inadequate and the non-breaching Parties would not have adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at Law or an award of specific performance is not an appropriate remedy for any reason at Law or equity.

(h)           Severability. Whenever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable Law. In case any provision in this Agreement shall be held invalid, illegal or unenforceable by a court of competent jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(i)           Amendment and Waiver. This Agreement may, at any time and from time to time be amended by mutual written agreement of the Parties. No waiver by any Party of any default, breach of representation or warranty or breach of covenant hereunder, whether intentional or not, shall be deemed to extend to any other, prior or subsequent default or breach or affect in any way any rights arising by virtue of any other, prior or subsequent such occurrence.

(j)           No Recourse. Notwithstanding anything that may be expressed or implied herein (except in the case of the immediately succeeding sentence) or any document, agreement, or instrument delivered contemporaneously herewith, and notwithstanding the fact that any Party may be a partnership or limited liability company, each Party hereto, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that no Persons other than the Parties shall have any obligation hereunder and that it has no rights of recovery hereunder against, and no recourse hereunder or under any documents, agreements, or instruments delivered contemporaneously herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any former, current or future director, officer, agent, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative or employee of any Party (or any of their successors or permitted assignees), against any former, current, or future general or limited partner, manager, stockholder or member of any Party (or any of their successors or permitted assignees) or any Affiliate thereof or against any former, current or future director, officer, agent, employee, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative, general or limited partner, stockholder, manager or member of any of the foregoing, but in each case not including the Parties (each, but excluding for the avoidance of doubt, the Parties, a “Non-Party Affiliate”), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, Contract or otherwise) by or on behalf of such Party against the Non-Party Affiliates, by the enforcement of any assessment or by any Proceeding, or by virtue of any statute, regulation or other applicable Law, or otherwise; it being agreed and acknowledged that no personal Liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Non-Party Affiliate, as such, for any obligations of the applicable Party under this Agreement or the transactions contemplated hereby, under any documents or instruments delivered contemporaneously herewith, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, Contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation. Notwithstanding the forgoing, a Non-Party Affiliate may have obligations under any documents, agreements, or instruments delivered contemporaneously herewith or otherwise contemplated hereby if such Non-Party Affiliate is party to such document, agreement or instrument. Except to the extent otherwise set forth in, and subject in all cases to the terms and conditions of and limitations herein, this Agreement may only be enforced against, and any claim or cause of action of any kind based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance hereof, may only be brought against the entities that are named as Parties hereto and then only with respect to the specific obligations set forth herein with respect to such Party. Each Non-Party Affiliate is intended as a third-party beneficiary of this Section 7(j).

(k)           Entire Agreement. This Agreement and the documents or instruments referred to herein, including any exhibits and schedules attached hereto, which exhibits and schedules are incorporated herein by reference, together with the Merger Agreement, contain the entire agreement and understanding among the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings and discussions, whether written or oral, relating to such subject matter in any way. The Parties have voluntarily agreed to define their rights and Liabilities with respect to the transactions contemplated hereby exclusively pursuant to the express terms and provisions hereof, and the Parties disclaim that they are owed any duties or are entitled to any remedies not set forth herein. Furthermore, this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations and no Person has any special relationship with another Person that would justify any expectation beyond that of an ordinary buyer and an ordinary seller in an arm’s-length transaction.

(l)           Interpretation. Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. Any capitalized terms used in any Schedule or Exhibit attached hereto and not otherwise defined therein shall have the meanings set forth herein. In this Agreement, unless the context otherwise requires: (a) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with GAAP (d) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (e) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (f) the word “extent” in the phrase “to the extent” (or similar phrases) shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (g) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (h) the term “or” means “and/or”; (i) any reference to the term “ordinary course” or “ordinary course of business” shall be deemed in each case to be followed by the words “consistent with past practice”; (j) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or Orders) by succession of comparable successor statutes, regulations, rules or Orders and references to all attachments thereto and instruments incorporated therein; (k) except as otherwise indicated, all references in this Agreement to the words “Section,” “Article,” “Schedule” and “Exhibit” are intended to refer to Sections, Articles, Schedules and Exhibits to this Agreement; and (l) the term “Dollars” or “$” means United States dollars. Any reference in this Agreement to any Contract (including this Agreement) mean such Contract as amended, restated, supplemented or modified from time to time in accordance with the terms thereof. Any reference in this Agreement to a Person’s directors shall include any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall include any Person filling a substantially similar position for such Person. Any reference in this Agreement or any Ancillary Document to a Person’s shareholders or shareholders shall include any applicable owners of the equity interests of such Person, in whatever form. The Parties and their respective counsel have reviewed and negotiated this Agreement as the joint agreement and understanding of the Parties, and the language used herein shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person. Any information or materials shall be deemed provided, made available or delivered to the Parties, as applicable, if such information or materials have been uploaded to the electronic data rooms maintained by the Parties, as applicable, for purposes of the transactions contemplated hereby or otherwise provided to the Parties and/or their representatives (including counsel) via e-mail, in each case with respect to the representations and warranties contained in Section 2 and Section 3, at least one (1) Business Day prior to the Effective Date.

(m)           Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(n)           Currency. All references to currency herein shall be deemed to refer to United States Dollars.

[signature pages follow]

IN WITNESS WHEREOF, each Party has caused this Agreement to be signed and delivered as of the date first written above.

DEVVSTREAM CORP.

By:	/s/ Carl Stanton
Name: Carl Stanton
Title: Executive Chairman

EEME Energy SPV I LLC.

By:	/s/ Majique Ladnier
Name: Majique Ladnier
Title: Sole Member

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]